DOCUMENT CAPTURE TECHNOLOGIES, INC.

April 29, 2010

Mr. Richard “Bo” Dietl
One Penn Plaza, 50th Floor
New York, NY 10119

Mr. Daniel DelGiorno
3880 Veterans Memorial Highway, Suite 201
Bohemia, NY 11716

Re: Amendment #2 to the July 15, 2008 Business Advisory and Consulting Agreement (the “Agreement”) and Amendment #1 thereto dated August 3, 2009 (“Amendment #1”))

Dear Messrs. Dietl and DelGiorno:

Please consider the following an addendum to the above referenced Agreement.

This Amendment #2 (“Amendment #2”) to the Agreement by and between Document Capture Technologies, Inc. (the “Company”), Richard “Bo” Dietl and Daniel DelGiorno (“Consultants”), dated July 15, 2008 and Amendment #1 dated August 3, 2009 thereto, is entered into effective as of the date hereof, other than the specific amendments enumerated in this Amendment #2, all other terms of the Agreement and Amendment #1 shall remain in full force and effect, and shall not be obviated or affected by this Amendment #2.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 3 shall remain in full force and effect and Section 3 H. below shall be in addition to the existing Section 3:

“H.  Consultants will work with the Company to structure and implement a marketing program designed to create extensive financial market and investor awareness for the Company to drive long-term shareholder support.  The core drivers of the program will be to provide information to potential institutional and retail investors about the Company and its business and stimulate interest in investment in the Company’s stock through a proactive sales and marketing program emphasizing technology-driven communications and awareness through radio and television appearances and leveraging the Company’s image to attract additional long term investors and to create additional opportunities for the Company.

Consultants will work in conjunction with the Company’s management, securities counsel, investment bankers, auditors and marketing director, and under supervision of executive management.”

Section 7 is hereby replaced in its entirety to read as follows:

“Compensation.    (a) As compensation for the services to be rendered by the Consultants to the Company pursuant to Section 3 hereof, the Company shall pay the Consultants their fee by: (i) the payment of $30,000 in cash on the date hereof (all of which has previously been paid); and (ii) issuance to each Consultant of options to purchase 750,000 shares (for an aggregate total of 1,500,000) of the Company’s common stock exercisable for five years at $0.30 per share pursuant to the terms and conditions of those certain option agreements dated August 20, 2008 among the parties (all of which have previously been issued).  The options shall vest over a four year period with 25% of such options vesting at the end of the first, second, third and fourth years of the date of the Agreement, however, in the event of a change of control in the Company’s securities or assets pursuant to introductions specifically made by Consultants to the Company, all of the options shall immediately vest 100% in conjunction with such event.  A change of control shall be defined as a change of ownership of 50% or more of the Company’s securities, or voting control thereof, or a transfer of more than 50% of the Company’s tangible and/or intangible assets.

(b)  For the additional investor relations services (“IR Services”) to be performed by the Consultants in accordance with the terms of Section 3 H. of the Agreement, the Consultants shall be granted options to purchase an aggregate of 1,500,000 shares of the Company’s common stock exercisable for five years at $0.30 per share pursuant to the terms and conditions of those certain option agreements dated April __, 2010 among the parties (1,000,000 options to be issued to Mr. Dietl and 500,000 options to be issued to Mr. DelGiorno).  The options shall vest over a two year period with 50% of such options vesting at the end of the first and second years of the Agreement, however, in the event of a change of control in the Company’s securities or assets pursuant to introductions specifically made by Consultants to the Company, all of the options shall immediately vest 100% in conjunction with such event.  A change of control shall be defined as a change of ownership of 50% or more of the Company’s securities, or voting control thereof, or a transfer of more than 50% of the Company’s tangible and/or intangible assets.”

[SIGNATURE PAGE FOLLOWS]

This Amendment #2 is agreed to and shall become effective as of the date first written above.

Very truly yours,

DOCUMENT CAPTURE TECHNOLOGIES, INC.

By:	//s// David Clark
David Clark
Chief Executive Officer

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST
ABOVE WRITTEN:

//s// Richard Dietl
Richard “Bo” Dietl, Individually

//s// Daniel DelGiorno
Daniel DelGiorno

[SIGNATURE PAGE TO AMENDMENT #2 DATED APRIL 29, 2010]